As filed with the Securities and Exchange Commission on August 27, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-3972986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
9900 West 109th Street
Suite 100
Overland Park, KS 66210
(Address of Principal Executive Offices) (Zip Code)

COMPASS MINERALS INTERNATIONAL, INC. 2020 INCENTIVE AWARD PLAN
(Full title of the plan)

PETER FJELLMAN
CHIEF FINANCIAL OFFICER
COMPASS MINERALS INTERNATIONAL, INC.
9900 WEST 109TH STREET, SUITE 100
OVERLAND PARK, KS 66210
(Name and address of agent for service)

(913) 344-9200
(Telephone number, including area code, of agent for service)

Copies to:

Francesca L. Odell
Julia L. Petty
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 1,700,000 shares of common stock of Compass Minerals International, Inc. (the “Company”) issuable under the Compass Minerals International, Inc. 2020 Incentive Award Plan (as amended to date, the “2020 Plan”) as a result of the third amendment to the 2020 Plan, which was approved by the Company’s stockholders at the Company’s annual meeting of stockholders held on March 6, 2025.

Except as set forth below, pursuant to Instruction E of Form S-8, the contents of the effective registration statements on Form S-8 filed with the Commission (File Nos. 333-238252, 333-265569 and 333-283200), including any amendments thereto, relating to the 2020 Plan, are each incorporated by reference herein, except as to the items set forth below in Part II.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed or to be filed (other than portions of those documents furnished or otherwise not deemed filed) by the Registrant with the Commission are incorporated into this Registration Statement by reference, as of their respective dates:

1.The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the Commission on December 12, 2025;

2.The Company’s Quarterly Reports on Form 10-Q filed with the Commission on February 6, 2026; May 7, 2026; and August 6, 2026;

3.The Company’s Current Reports on Form 8-K filed with the Commission on December 19, 2025; December 23, 2025; March 10, 2026; March 24, 2026; and August 5, 2026; and

4.The description of the Company’s Common Stock contained in Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities then remaining unsold shall be deregistered, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of the filing of such documents.

For purposes of this Registration Statement and the related prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in a subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or replaces such statement. Any statement so modified shall not be deemed in its unmodified form to constitute part of this Registration Statement or the related prospectus.

Item 8. Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. See Exhibit Index below.

Exhibit No.	Exhibit Description
4.1
Amended and Restated Certificate of Incorporation of Compass Minerals International, Inc. (incorporated herein by reference to Exhibit 3.1 to Compass Minerals International, Inc.’s Current Report on Form 8-K filed on May 19, 2020).

4.2
By-laws of Compass Minerals International, Inc., amended and restated as of May 16, 2024 (incorporated herein by reference to Exhibit 3.2 to Compass Minerals International, Inc.’s Current Report on Form 8-K filed on May 17, 2024).

4.3
Compass Minerals International, Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 99.1 to Compass Minerals International, Inc.’s Registration Statement on Form S-8, File No. 333-23852, filed on May 14, 2020).

4.4
First Amendment to the Compass Minerals International, Inc. 2020 Incentive Award Plan. (incorporated by reference to Exhibit 10.1 to Compass Minerals International, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022).

4.5
Second Amendment to the Compass Minerals International, Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 99.3 to Compass Minerals International, Inc.’s Registration Statement on Form S-8, File No. 333-283200, filed on November 13, 2024).

4.6
Third Amendment to the Compass Minerals International, Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.37 to Compass Minerals International, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2025).

5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.
23.1*	Consent of KPMG LLP as to Compass Minerals International, Inc.
23.2*	Consent of Ernst & Young LLP as to Compass Minerals International, Inc.
23.3*	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page hereto).
107.1*	Filing Fee Table
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on August 27, 2026.

COMPASS MINERALS INTERNATIONAL, INC.

By:	/s/ Peter Fjellman
Peter Fjellman
Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Compass Minerals International, Inc. hereby constitutes and appoints Edward C. Dowling, Jr., Peter Fjellman, and Ashley Ward, and each of them any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person’s substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 27, 2026.

Signature	Capacity

/s/ Edward C. Dowling, Jr.	President, Chief Executive Officer and Director
Edward C. Dowling, Jr.	(Principal Executive Officer)

/s/ Peter Fjellman	Chief Financial Officer
Peter Fjellman	(Principal Financial Officer)

/s/ Ashley Ward	Chief Accounting Officer
Ashley Ward	(Principal Accounting Officer)

/s/ Richard P. Dealy	Director
Richard P. Dealy

/s/ Gareth T. Joyce	Director
Gareth T. Joyce

/s/ Melissa M. Miller	Director
Melissa M. Miller

/s/ Joseph E. Reece	Director
Joseph E. Reece

/s/ Russell Ball	Director
Russell Ball

/s/ Denise Merle	Director
Denise Merle

/s/ Mark Roberts	Director
Mark Roberts

/s/ David Safran	Director
David Safran